                                                                      EXHIBIT 21

SUBSIDIARIES OF REGISTRANT
                                                                                                                % OF VOTING
                                                                                                                 SECURITIES
                                                                                                               OWNED BY ITS
                                                                             JURISDICTION OF                      IMMEDIATE
NAME OF CORPORATION                                                           INCORPORATION                          PARENT(1)
- ---------------------------------------------------------------------------------------------------------------------------------
Starr                                                                              Delaware                                (2)
SICO                                                                                 Panama                                (2)
  AIG (Registrant)(3)                                                              Delaware                                (4)
    AICCO                                                                     New Hampshire                            100%
    A.I. Global, Inc.                                                              Delaware                            100%
    AIG Aviation, Inc.                                                              Georgia                            100%
    AIG Capital Corp.                                                              Delaware                            100%
    AIG Financial Products Corp.                                                   Delaware                            100%
    AIG Funding, Inc.                                                              Delaware                            100%
    AIG Global Investors, Inc.                                                   New Jersey                            100%
    AIG Life Insurance Company                                                     Delaware                           78.9%(5)
    AIG Life Insurance Company of Puerto Rico                                   Puerto Rico                            100%
    AIG Marketing, Inc.                                                            Delaware                            100%
    AIG Investment Corporation                                                     Delaware                            100%
    AIG Realty, Inc.                                                          New Hampshire                                (6)
      American International Realty Corp.                                          Delaware                            100%
    AIG Risk Management, Inc.                                                      New York                            100%
    AIG Trading Group Inc.                                                         Delaware                            100%
    AIU Insurance Company                                                          New York                             52%(7)
    American International Healthcare, Inc.                                        Delaware                            100%
    American International Underwriters Corporation                                New York                            100%
    American Home                                                                  New York                            100%
      AIG Hawaii Insurance Company, Inc.                                             Hawaii                            100%
      American International Insurance Company                                     New York                            100%
      Transatlantic Holdings, Inc.                                                 New York                          34.24%(8)
    AIG Claim Services, Inc.                                                       Delaware                            100%
    American International Group Data Center, Inc.                            New Hampshire                            100%
    American International Life Assurance Company of New York                      New York                            100%
    American International Reinsurance Company Limited                              Bermuda                            100%
      AIA                                                                         Hong Kong                            100%
        Australian American Assurance Company Limited                             Australia                            100%
      American International Assurance Company (Bermuda) Limited                    Bermuda                            100%
      Nan Shan Life Insurance Company, Ltd.                                          Taiwan                          94.12%
    AIUO                                                                            Bermuda                            100%
      AIG Europe (Ireland) Ltd.                                                     Ireland                            100%
      Universal Insurance Co., Ltd.                                                Thailand                            100%
      Interamericana Compania de Seguros Gerais (Brazil)                             Brazil                            100%
      La Seguridad de Centroamerica, Compania de Seguros, Sociedad Anonima        Guatemala                            100%
      American International Insurance Company of Puerto Rico                   Puerto Rico                            100%
      La Interamerica Compania de Seguros Generales S.A.                           Colombia                            100%
      American International Underwriters G.m.b.H.                                  Germany                            100%
      Underwriters Adjustment Company, Inc.                                          Panama                            100%
    American Life Insurance Company                                                Delaware                            100%
      Kenya American Insurance Company Limited                                        Kenya                            100%
      ALICO                                                                          France                             89%
      Delaware American Life Insurance Company                                     Delaware                            100%

SUBSIDIARIES OF REGISTRANT-(continued)

                                                                                                                % OF VOTING
                                                                                                                 SECURITIES
                                                                                                               OWNED BY ITS
                                                                            JURISDICTION OF                       IMMEDIATE
NAME OF CORPORATION                                                           INCORPORATION                          PARENT(1)
- ---------------------------------------------------------------------------------------------------------------------------------
    Le Metropolitana de Seguros, C. por A.                               Dominican Republic                            100%
    Birmingham Fire Insurance Company of Pennsylvania                          Pennsylvania                            100%
    China America Insurance Company, Ltd.                                          Delaware                             50%
    China America International Insurance Company, Ltd.                             Bermuda                             50%
    Commerce and Industry Insurance Company                                        New York                            100%
    Commerce and Industry Insurance Company of Canada                               Ontario                            100%
    Hawaii Insurance Consultants, Ltd.                                               Hawaii                            100%
    The Insurance Company of the State of Pennsylvania                         Pennsylvania                            100%
    International Lease Finance Corporation                                      California                            100%
    Landmark Insurance Company                                                   California                            100%
    Mt. Mansfield Company, Inc.                                                     Vermont                            100%
    National Union                                                             Pennsylvania                            100%
      American International Specialty Lines Insurance Company                       Alaska                             70%(9)
      Lexington                                                                    Delaware                             70%(9)
        JI Accident & Fire Insurance Co. Ltd.                                         Japan                             50%
      National Union Fire Insurance Company of Louisiana                          Louisiana                            100%
    NHIG Holding Corp.                                                             Delaware                            100%
      Audubon Insurance Company                                                   Louisiana                            100%
        Audubon Indemnity Company                                               Mississippi                            100%
        Agency Management Corporation                                             Louisiana                            100%
        The Gulf Agency, Inc.                                                       Alabama                            100%
      New Hampshire                                                            Pennsylvania                            100%
        AIG Europe, S.A.                                                             France                                (10)
        A.I. Network Corporation                                              New Hampshire                            100%
          Marketpac International, Inc.                                            Delaware                            100%
        American Fidelity Company                                                   Vermont                            100%
        American Global Insurance Company                                      Pennsylvania                            100%
        Granite State Insurance Company                                        Pennsylvania                            100%
        New Hampshire Indemnity Company, Inc.                                  Pennsylvania                            100%
        Illinois National Insurance Co.                                            Illinois                            100%
        New Hampshire Insurance Services, Inc.                                New Hampshire                            100%
    PHILAM                                                                      Philippines                             99%
      Pacific Union Assurance Company                                            California                            100%
      The Philippine American General Insurance Company, Inc.                   Philippines                            100%
        Philam Insurance Company, Inc.                                          Philippines                            100%
        The Philippine American Assurance Company, Inc.                         Philippines                             25%


SUBSIDIARIES OF REGISTRANT--(continued)

                                                                                                                   % OF VOTING
                                                                                                                    SECURITIES
                                                                                                                  OWNED BY ITS
                                                                                           JURISDICTION OF           IMMEDIATE
NAME OF CORPORATION                                                                          INCORPORATION              PARENT(1)
- ------------------------------------------------------------------------------------------------------------------------------------
Risk Specialist Companies, Inc.                                                                   Delaware                 100%
Ticino Societa d' Assicurazioni Sulla Vita                                                     Switzerland                99.8%
UeberseeBank, AG                                                                               Switzerland                 100%
UGC                                                                                         North Carolina               36.31%(11)
     United Guaranty Residential Insurance Company of North Carolina                        North Carolina                 100%
     United Guaranty Residential Insurance Company                                          North Carolina                  75%(12)
     United Guaranty Commercial Insurance Company of North Carolina                         North Carolina                 100%
     United Guaranty Commercial Insurance Company                                           North Carolina                 100%
     United Guaranty Credit Insurance Company                                               North Carolina                 100%
United Guaranty Services, Inc.                                                              North Carolina                 100%
====================================================================================================================================

(1)  Percentages include directors' qualifying shares.
(2) The directors and officers of AIG as a group own 90.23 percent of the voting common stock of Starr and 72.72 percent of the voting stock of SICO. Six of the directors of AIG also serve as directors of Starr and SICO.
(3) All subsidiaries listed except for minority-owned Transatlantic Holdings, Inc., which is included under the equity method, are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.
(4) The common stock is owned 15.9 percent by SICO, 2.4 percent by Starr and 3.7 percent by The Starr Foundation.
(5)  Also owned 21.1 percent by Commerce & Industry Insurance Company.
(6)  Owned by 13 AIG subsidiaries.
(7) Also owned 8 percent by The Insurance Company of the State of Pennsylvania, 32 percent by National Union, and 8 percent by Birmingham.
(8)  Also owned 11.23 percent by American International Group, Inc.
(9) Also owned 20 percent by The Insurance Company of the State of Pennsylvania and 10 percent by Birmingham.
(10) Under reorganization plan, 100 percent to be held with other AIG companies.
(11) Also owned 45.88 percent by National Union, 16.95 percent by New
      Hampshire and 0.86 percent by The Insurance Company of the State of Pennsylvania.
(12) Also owned 25 percent by United Guaranty Residential Insurance Company of North Carolina.





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